                                                                      Exhibit 11


                                MOTOROLA, INC.
                          _____% Note due _____, 2007


Number ___                                                    CUSIP NO.: _______


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     MOTOROLA, INC., a Delaware corporation (the "Issuer", which term includes any successor corporation under the Senior Indenture hereafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, the principal sum of ____________ MILLION DOLLARS on _______, 2007, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly on ________, ________, __________ and ______ of each year, commencing
_______, 2002 through and including ______, 2004, and at the Reset Rate thereafter, on the original principal amount hereof at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, from the ______, ________, ______, or _______, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid on the Notes (as defined below) or duly provided for, in which case from _________, until payment of the principal amount hereof has been made or duly provided for; provided, that payment of interest may be made at the option of the Issuer by check mailed by first class mail to the address of the person entitled thereto as such address shall appear on the Security Register. Notwithstanding the foregoing, if the date hereof is after _______, _____, _____ or _______ as the case may be, and before the following, this Note shall bear interest from such; provided, that if the Issuer shall default in the payment of interest due on such _______, _____, _____ or _______, then this Note shall bear interest from the next preceding _______, _____, _____ or _______, to which interest has been paid or duly provided for or, if no interest has been paid on the Notes or duly provided for, from _______. The interest so payable on any _______, _____, _____ or _______ will, subject to certain exceptions provided in the Senior Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the _______, _____, _____ or _______ (whether or not a Business Day), as the case may be, next preceding such _______, _____, _____ or _______. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     If there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the Notes are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement or (ii) if the Last Failed Remarketing shall have occurred, the principal of the Notes is paid or made available for payment.

     Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Senior Indenture referred to on the reverse hereof by manual signature.

     IN WITNESS WHEREOF, Motorola, Inc. has caused this instrument to be signed by one of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                                    MOTOROLA, INC.


                                    By:
                                         ---------------------------------------
                                    Its:
                                         ---------------------------------------

ATTEST:


-----------------------------------
Its:
     ------------------------------

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
This is one of the Securities
referred to in the within-mentioned
Senior Indenture.

BANK ONE TRUST COMPANY, N.A.,
as Trustee

By:
     ------------------------------
Its:
     ------------------------------

                               [REVERSE OF NOTE]

                                MOTOROLA, INC.

                         _____ Note due ________, 2007

     This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to a Senior Indenture dated as of May 1, 1995 (herein called the "Senior Indenture"), duly executed and delivered by the Issuer to Bank One Trust Company, N.A. (as successor trustee to BNY Midwest Trust Company and Harris Trust and Savings Bank), as Trustee (herein called the "Trustee"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any) and may otherwise vary as provided in the Senior Indenture. This Note is one of a series designated as the _____ Notes due _________, 2007 (the "Notes") of the Issuer. The Notes are initially limited in aggregate principal amount of $_______; provided, however, that the Issuer may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the Notes.

     Except as otherwise provided in the Senior Indenture, this Note will be issued in global form only registered in the name of the DTC or its nominee. This Note will not be issued in definitive form, except as otherwise provided in the Senior Indenture, and ownership of this Note shall be maintained in book-entry form by the DTC for the accounts of participating organizations of the DTC.

     In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture.

     The Senior Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Senior Indenture then Outstanding and affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Senior Indenture or modify in any manner the rights of the Holders of the Securities of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each Security affected thereby,
(i) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any Security when due or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Senior Indenture, the consent of the Holders of which is required for any such modification. It is also provided in the Senior Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Senior Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof or on registration of transfer hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Senior Indenture and no provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the issuer may from time to time designate, and in the manner and subject to the limitations provided in the Senior Indenture, but without the payment of any service charge, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations.

     The Notes shall be redeemable in whole, but not in part, at any time at the option of the Issuer if a Tax Event occurs and is continuing (a "Redemption Date"), at a redemption price equal to the Redemption Amount, plus accrued interest and unpaid interest, if any, to the Redemption Date. The Redemption Amount will be calculated assuming a 360-day year consisting of twelve 30-day months. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on an interest payment date falling on or prior to the Redemption Date will be payable to the holders of such Notes registered as such at the close of business on the relevant record date according to their terms and the provisions of the Senior Indenture.

     Subject to the terms of the Purchase Contract Agreement (the "Purchase Contract Agreement") between the Issuer and __________ dated as of October __, 2001 and the Pledge Agreement dated as of October __, 2001 between the Guarantor and __________, the Redemption Price shall be paid to each Holder of the Notes by the Issuer, no later than 12:00 noon, New York City time, on the Redemption Date, by check or wire transfer in immediately available funds, at such place and to such account as may be designated by each such Holder.

     "Redemption Amount" means in the case of a tax event redemption occurring prior to a successful remarketing of the Notes, for each Note the product of the principal amount of the Note and a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the aggregate principal amount of Notes included in normal units, and in the case of a tax event redemption occurring after a successful remarketing of the Notes, the par value of the Notes.

     "Remarketing Agent" means a nationally recognized investment banking firm chosen by the Issuer to determine the Reset Rate.

     "Reset Rate" means the lowest interest rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum), as determined by the Remarketing Agent, that the Notes shall bear in order for the Notes to have a market value at the Remarketing Date or any Subsequent Remarketing Date, as the case may be, of 100.5% of the Remarketing Value, assuming, for this purpose, even if not true, that all of the Notes are held as components of Normal Units and will be remarketed; provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until (i) the Notes are successfully remarketed pursuant to the Purchase Contract Agreement and the Remarketing Agreement or (ii) if the Last Failed Remarketing shall have occurred, the principal of the Notes is paid or made available for payment.

     "Tax Event" means the receipt by the Issuer of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest payable by the Issuer on the Notes on the next interest payment date would not be deductible, in whole or in part, by the Issuer for United States federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of any such law or regulations by any legislative body, court, governmental agency or regulatory authority or any official interpretation or pronouncement that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date hereof, which amendment, change, or proposed change is effective or which interpretation or pronouncement is announced on or after the date hereof.

     "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by a primary United States government securities dealer in The City of New York to the Quotation Agent on the third business day immediately preceding the Redemption Date for the purchase of the Treasury portfolio for settlement on the Redemption Date.

     Notice of any redemption must be given at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at its registered address. If money sufficient to pay the Redemption Amount (or portion thereof) to be redeemed on the Redemption Date is deposited on or before the Redemption Date and the other conditions set forth in the Senior Indenture are satisfied, then on and after such date, interest will cease to accrue on the Notes called for redemption.

     The Notes are not entitled to any sinking fund.

     Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in the Borough of Manhattan, The City of New York, or at such other locations as the Issuer may from time to time designate, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Senior Indenture, without charge except for any tax or other governmental charge imposed in connection therewith. In the event any Notes are called for redemption, neither the Issuer nor the Trustee will be required to register the transfer of or exchange the Notes to be redeemed.

     The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and none of the Issuer, the Trustee or any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

     No recourse under or upon any obligation, covenant or agreement of the Issuer in the Senior Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration of the issue hereof.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     Terms used herein which are defined in the Senior Indenture or the Purchase Contract Agreement shall have the respective meanings assigned thereto in the Senior Indenture or the Purchase Contract Agreement.

                                 *   *   *   *

FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns) and transfer(s) unto:


--------------------------------------------------------------------------------
    (Please insert social security or other identifying number of assignee)


--------------------------------------------------------------------------------
    (Please insert social security or other identifying number of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:              Signed:
       -----------          ----------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee:

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